EXHIBIT 5

November 30, 2005

ONEOK, Inc.

100 West Fifth Street

Tulsa, OK 74103

RE:	Form S-8 Registration Statement Under the Securities Act of 1933; Registration of Shares of Common Stock of ONEOK, Inc. under the ONEOK, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

We understand that ONEOK, Inc., an Oklahoma corporation (the “Company”), will file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), with respect to the ONEOK, Inc. Employee Stock Purchase Plan (the “Plan”).

We have examined (a) the Registration Statement; (b) the Certificate of Incorporation and Bylaws of the Company, as amended; (c) the Plan and the corporate actions taken by the Board of Directors in connection with the Registration Statement and related matters; and (d) such other corporate records, certificates of public officials and officers of the Company and other documents as we have considered relevant to the matters covered by this opinion.

In connection with the foregoing, as counsel for the Company, we advise you as follows:

1.	The Company is a corporation validly organized and existing under the laws of the State of Oklahoma.

2.	The filing of the above-mentioned Registration Statement has been duly authorized by the proper corporate action on the part of the Company.

3.	With respect to original issuance Shares, assuming the Shares are issued in compliance with the terms and conditions of the Plan, when the certificates for the Shares have been executed by the proper officers of the Company, countersigned by the Company’s transfer agent and registered by the registrar thereof, the certificates for such Shares will represent, and the Shares will constitute, duly authorized, legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

ONEOK, Inc.

November 30, 2005

We hereby consent to:

1.	Being named in the Registration Statement and documents constituting the prospectus, and in any amendments thereto, as counsel for the Company, passing on legal matters in connection with the issuance of the Shares under the Plan;

2.	The making, in the Registration Statement and documents constituting the prospectus, and in any amendments thereto, of the statements now appearing therein under the caption “Interests of Named Experts and Counsel,” insofar as they are applicable to us; and

3.	The filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gable & Gotwals